UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 11, 2008

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2008, the Board of Directors of H.B. Fuller Company (the “Company”) appointed James R. Giertz Senior Vice President and Chief Financial Officer, effective as of March 3, 2008.

Mr. Giertz, age 51, served as Senior Managing Director, Chief Financial Officer, of Residential Capital, LLC, one of the largest originators, servicers and securitizers of home loans in the United States, from October 2006 until April 2007. From June 2000 to September 2006, Mr. Giertz was Senior Vice President, Commercial & Industrial Products, of Donaldson Company, Inc., a worldwide provider of filtration systems and replacement parts. From September 1994 to June 2000, he served as Donaldson Company’s Senior Vice President, Chief Financial Officer.

As Senior Vice President and Chief Financial Officer, Mr. Giertz will receive an annual base salary of $410,000. Also, he will be entitled to receive a target incentive opportunity of 56% of his base salary with a maximum incentive opportunity of up to 112% of his base salary under the Company’s short-term incentive plan for the fiscal year ending November 29, 2008. In addition, he will receive an award of 23,971 non-qualified stock options for Company Common Stock, which will vest in equal annual installments over a four-year period, and an award of 6,002 shares of restricted Common Stock of the Company, which will vest after three years. Commencing in the Company’s 2009 fiscal year, Mr. Giertz will be eligible to receive stock-based incentive awards with an annual target value of $425,000 under the Company’s long-term incentive plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of the Company issued on February 11, 2008 announcing the appointment of James R. Giertz as Senior Vice President and Chief Financial Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan Vice President, General Counsel and Corporate Secretary

Date: February 11, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Company issued on February 11, 2008 announcing the appointment of James R. Giertz as Senior Vice President and Chief Financial Officer of the Company.